Far East Organization
INSPIRE BETTER LIVES

ORIGINAL

Dated this 25 NOV 2020

Between

GROW-TECH PROPERTIES PTE LTD
(UEN: 199507043Z)

... Landlord

And

ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD
(UEN: 199902448E)

... Tenant

TENANCY AGREEMENT

110 TUAS SOUTH AVENUE 3
03-17
THE INDEX
SINGAPORE 637369

THIS AGREEMENT is made on 2 5 NOV 2020

Between the Landlord and the Tenant who are described in Schedule 1.

WHEREBY IT IS AGREED as follows:

1. **GRANT OF LEASE**

1.1 **Term**

In consideration of the rent set out hereunder and subject to the covenants and conditions herein, the Landlord shall grant and the Tenant shall accept a tenancy of the premises (" **Premises**") estimated to contain the floor area ("**Area**") in the building (" **Building**"), for the term ("**Term**"), as described in Schedule 1 TOGETHER with the right to use with others the common facilities and common areas of the Building, and subject to all easements thereto.

1.2 **Rent**

(a) Subject to Clause 1.2(c) below, the rent ("**Rent**") payable for each month during the Term is set out in Schedule 1.

(b) The Rent shall be due and payable in advance on the first day of each and every month during the Term without demand, deduction or set-off. Where the Term does not commence on the first day of a month, the Rent, and any other charges payable under this Agreement for that month shall be pro-rated accordingly. The Landlord's statement in writing as to the pro-rated payments due from the Tenant shall be binding and conclusive on the Tenant.

(c) The Landlord shall be entitled from time to time to increase or revise the Service Charge to cover increases in the cost of maintenance or other services. The increase in Service Charge shall be chargeable and payable with effect from the date specified in the Landlord's notice to the Tenant, which notice shall be binding and conclusive on the Tenant.

1.3 **Fitting Out Period**

(a) The Landlord shall hand over the Premises to the Tenant in the condition described in Annexure B for the purposes of fitting out. The Tenant may carry out renovations, alterations and additions to the Premises ("**Fitting Out Works**") during the fitting out period stated in Schedule 1 ("**Fitting Out Period**"), at its own cost SUBJECT TO prior written approval being obtained from the Landlord, the management corporation of the Building (" **MC**"), if any, and the relevant authorities. The Tenant shall and shall procure that its contractors shall comply with the provisions of the manual on fitting out works furnished by the Landlord (" **Fitting Out Manual**") and all the rules and regulations of the Building. All expenses and fees charged by the architects, engineers or consultants engaged by the Landlord or any other fees that may be imposed by the relevant authorities in relation to the Fitting Out Works shall be borne by the Tenant. Any delay in completing the Fitting Out Works shall not be a ground for the delay of the commencement of the Term. For the purpose of the Fitting Out Works, the Tenant shall engage the services of suitably qualified registered persons (hereinafter referred to as the "Consultants") to design and supervise the Fitting Out Works. The Tenant shall engage the Landlord's Consultants at the Tenant's expense, save where the Landlord agrees to the Tenant's appointment of Consultants other than the Landlord's Consultants. For avoidance of doubt, this clause shall apply at all times hereafter and regardless of whether the Tenant's Fitting Out Works are conducted before or after the issuance of the Temporary Occupation Permit ("TOP") and/or Certificate of Statutory Completion ("CSC") in respect of the Building.

(b) The Tenant shall not commence business at the Premises during the Fitting Out Period

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(whether or not the Fitting Out Works have been completed) without prior written consent of the Landlord.

1.4 Floor Area

If the floor area of the Premises in Schedule 1 ("**Initial Floor Area**") is subject to survey, after the survey by the Landlord's surveyor, the monthly Base Rent and Service Charge, the Security Deposit and other charges calculated on the floor area of the Premises shall be adjusted accordingly. The adjustment will apply retrospectively to the Base Rent and Service Charge paid from the Commencement Date. If the surveyed area is bigger than the Initial Floor Area, the Tenant shall pay the shortfall in the amount of Base Rent, Service Charge and Security Deposit within seven (7) days of the Landlord's notice of the adjustment to the Tenant. If the surveyed area is smaller than the Initial Floor Area, the excess Base Rent, Service Charge and Security Deposit (if paid in cash) paid will be credited into the Tenant's account with the Landlord and applied to pay the Base Rent and Service Charge next payable and other outstanding charges payable to the Landlord. The determination of the floor area by the Landlord's surveyor is final and binding on the parties (except for manifest error). If the floor area in Schedule 1 is not subject to survey, it will be the agreed area ("**Agreed Area**") and shall be final and binding on the parties. There will be no adjustment of the floor area, Base Rent, Service Charge, Security Deposit and all other amounts calculated based on the floor area, even if a subsequent survey shows that the actual floor area of the Premises is bigger or smaller than the Agreed Area.

2. TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

2.1 Rent

To pay the Rent at the time and in the manner set out in this Agreement without any demand, deduction or set-off whatsoever and without exercising or seeking to exercise any right or claim to legal or equitable set-off.

2.2 Security Deposit

(a) To pay a deposit in the amount and manner stated in Schedule 1 ("**Security Deposit**") on or before the execution of this Agreement as security against the breach by the Tenant of any of the covenants of this Agreement which Security Deposit shall be maintained at a sum based on the formula prescribed in Schedule 1 at all times and shall be repayable without interest subject however to appropriate deductions which the Landlord is entitled to hereunder, including the right to offset against the Security Deposit paid or any part thereof, the Rent or any other sums due and owing to the Landlord from the Tenant under this Agreement or any other agreement or transaction, within thirty (30) days of the expiry or termination of this tenancy or the full settlement by the Tenant of all amounts payable by the Tenant to the Landlord, whichever is the later.

(b) In the event of any increase in Service Charge, to pay a further amount so that the Security Deposit shall at all times be equal to the requisite sum based on the formula prescribed in Schedule 1.

(c) Not to offset the Security Deposit or any part thereof against any payment payable by the Tenant to the Landlord.

(d) In the event that the Landlord assigns its interest in the Premises to any party, to accept any assignee of the Landlord as its new landlord and to release the Landlord from all its obligations

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under the provisions of this Agreement, in particular, the obligation to refund the Security Deposit and any other sums pursuant to the terms of this Agreement, upon the assignment of the tenancy and the transfer of the Security Deposit and such other sums to the assignee and if required by the Landlord, to execute all necessary documents to facilitate such assignment and transfer.

2.3 GST and other Taxes

To pay whatever amount(s) of tax charged or chargeable under the Goods and Services Act (Cap. 117A) in relation to any sums payable by the Tenant under this Agreement or any other levies or taxes that may be imposed by the Government or the relevant authorities thereon, as set out in the Landlord's invoice, which amount(s) shall be binding and conclusive on the Tenant.

2.4 Property Tax Increases

To pay the Landlord upon demand any additional property tax levied in relation to any period during the Term, (whether the additional property tax is due to an increase in valuation, an increase in the rate of property tax or due to any other reason), which is in excess of property tax payable as at the commencement of the Term, as may be apportioned by the Landlord as attributable to the Premises, by way of the Landlord's statement in writing, which amount shall be binding and conclusive on the Tenant as due and payable, this covenant to survive the expiry or termination of this Agreement.

2.5 Late Payment Charge

To pay the Landlord late payment charge computed at the rate of one point five per cent (1.5%) per month on any outstanding amount payable under this Agreement from the date such amount becomes due until payment in full has been received by the Landlord (before as well as after judgment).

2.6 Indemnity

To indemnify and keep the Landlord indemnified against all claims, demands, writs, summonses, actions, suits, proceedings, claims, fines, judgments, orders, decrees, damages, costs, losses, and expenses of any nature whatsoever:

(a) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur or for which the Landlord, its officers, employees, agents and/or contractors may be held liable as a result of any act neglect, default, breach or non-compliance with or of any provisions or clauses of this Agreement by the Tenant or its employees, agents, contractors or invitees;

(b) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrence in upon or at the Premises or the use of the Premises or any part thereof by the Tenant or its employees, agents, contractors or invitees;

(c) to the Premises or the Building arising from the Tenant or its employees, agents, contractors or invitees and in particular but without limiting the generality of the foregoing arising from the use or misuse, waste or abuse of water, gas or electricity of faulty fittings or fixtures of the Tenant or its employees, agents, contractors or invitees;

(d) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur arising from the loading, unloading, use of any dangerous goods or materials whether or not the same has been done with the consent of the Landlord or otherwise; and/or

(e) if applicable, which the Landlord, its officers, employees, agents and/or contractors may suffer or incur in respect of any consent or approval given by the Landlord to the Tenant leading to

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delays in the issuance of the TOP or CSC for the Building.

2.7 Permitted Use

At all times to use the Premises for the purpose set out in Schedule 1 and for no other purpose whatsoever and ensure that all the necessary approvals, consents licences and permits from the relevant authorities are valid and subsisting in respect of and/or relating to the Permitted Use, and not to use or permit or suffer the Premises to be used as a residence or sleeping place.

2.8 Operating hours

The Tenant shall notify the Landlord its business operating hours before the commencement of the Term (or such earlier date as the Landlord may approve for commencement of business) and to only use the Premises during such business operating hours or such other business hours that the Landlord or the MC may stipulate as the Landlord or the MC may in its discretion consider to be in the best interests of the Building. The Tenant shall provide prior written notice to the Landlord if the Tenant intends to operate other than such business operating hours. The Tenant shall pay to the Landlord or the MC (where applicable) charges for any additional supply of air-conditioning to the Premises.

2.9 No Alterations Or Additions

(a) Not to alter or make any additions or installations in the Premises or any part thereof (including alterations to the existing installations and fittings as at handover of the Premises from the Landlord) without the Landlord's and/or, where applicable, the MC's prior written consent and to ensure at its own costs that all alterations additions and installations to the Premises shall be in compliance with the relevant authorities' approvals and all applicable legislation, the provisions of the Fitting Out Manual and all the rules and regulations of the Building; and in connection with the alterations, additions and/or installations, to pay all professional fees charged by the Landlord's architects, mechanical, electrical and structural engineers and consultants for reviewing and approving the plans, specifications, materials and providing necessary supervision of all works carried out to ensure compliance with approved plans and all other professional fees, costs, charges and expenses (including and without limitation any government fees or charges) incurred by the Landlord in connection therewith.

(b) If structures are erected and/or alterations or additions made to the Premises, to place with the Landlord a deposit equivalent to such additional amount as the Landlord may deem sufficient as security for the reinstatement of the Premises to its original state and condition.

(c) Not to use any flammable building materials for internal partitioning.

(d) Not to hack structural concrete floors, walls or any other structural elements except with the prior written consent of the Landlord.

2.10 Displays

To maintain the frontage and, if visible from the exterior, the interior of the Premises, and the display of merchandise (if any) to such standards as is in keeping with the image and positioning of the Building and in compliance with such conditions as the Landlord may prescribe, and to make such changes to the displays and layouts and any parts of the Premises visible from the exterior of the Premises, as the Landlord may direct.

2.11 Signage

Not to affix, erect, exhibit, display or otherwise place any name-plate, signboard, placard, poster, banner, advertising material, device, furnishing, ornament, object, illuminated sign, display of lights,

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embellishments, decoration or any other thing whatsoever in or about any part of the interior or exterior of the Building, or at or on any part of the Premises that is visible from the outside of the Premises, without the Landlord's and/or, where applicable, the MC's prior approval in writing and in accordance with the Landlord's or the MC's requirements; and to permit the Landlord to remove all items not in compliance with this covenant and pay the Landlord upon demand the cost and expenses of so doing, such costs and expenses to be recoverable by the Landlord as a debt from the Tenant.

2.12 Utilities

(a) As electricity within the Premises shall be metered separately, to arrange at the Tenant's own cost and expense, for the Tenant's own licensed electrical contractors to apply to the relevant authorities or service providers for the installation and testing of such electrical meter(s) at the Premises and to pay direct to the relevant authorities or service providers all rates and charges (including all taxes payable thereon).

(b) Not to purchase electricity or procure the supply of electricity for the Premises from any service provider (hereinafter called "other suppliers") other than the service provider appointed by the Landlord. The Tenant shall obtain from the Landlord a written consent for such purchase or supply prior to entering into any agreement with other suppliers relating to such purchase or supply.

(c) To make arrangements for and pay all existing and future charges and outgoings for the supply of all water, gas and any water-borne sewerage system charged by the relevant authorities and payable in respect of the Premises at the Tenant's own cost and expense. In addition also to make direct applications to the relevant authorities or service providers and pay for the installation and operation of all media and telecommunication facilities and pay all charges, levies and taxes relating thereto. In the event that any charges for utilities in respect of the Premises are paid by the Landlord or the MC (where applicable), the Tenant shall reimburse the Landlord or the MC upon receipt of the notice in respect thereof, which notice shall be binding and conclusive on the Tenant.

(d) Where the Landlord or the MC, if any, at its discretion decides to purchase electricity or gas in bulk for the Building, to sign the requisite consent or relevant portion of the application by the Landlord or the MC to the relevant authorities or supplier, if required, and to make arrangements for and pay the charges as stipulated by the Landlord's or the MC's appointed electricity/gas supplier for all electricity/gas consumed at the Premises.

2.13 Not To Render Insurances Void Or Void-able

Not to do or suffer to be done on or in the Premises anything whereby the insurances of the same or the Building may be rendered void or voidable or whereby the premium thereon may be increased and to repay to the Landlord or where applicable, the MC, on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord or the MC in connection with insurance rendered necessary by a breach or non-observance of this covenant without prejudice to any other rights and remedies available to the Landlord.

2.14 Obligation to upkeep Premises

(a) To keep the Premises and everything therein including but not limited to the drainage pipes, air conditioning system, floor traps, sanitary and water apparatus, ventilation systems, exhaust fans, wall and ceiling surfaces, doors, glass panels and windows thereto and the Landlord's fixtures and fittings, if any, in clean and in good and substantial repair and condition (fair wear and tear excepted) and free from all pests and also to clean and keep clean the exterior of the windows thereof (where applicable).

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(b) To maintain and service the roller shutters (where applicable) every quarterly by entering into a service contract with a reputable contractor at its own costs. The Landlord shall be allowed to review the service contract for such maintenance upon request.

2.15 Access to be given to Landlord to enter the Premises

To permit the Landlord or (where applicable) the MC, its agents, servants and surveyors with or without workmen or others with all necessary appliances and tools to enter upon the Premises or any part thereof at all reasonable times upon notice and in an emergency to enter immediately, for the purpose of viewing the condition or state of repair thereof and the condition of service, fixtures and fittings therein or for doing such works, repairs, and things in connection therewith or with other portions of the Building not conveniently accessible otherwise than from or through the Premises, including structural or external repairs or works, as the Landlord or (as the case may be) the MC may think fit.

2.16 Landlord to carry out repairs where Tenant fails to

Upon being given notice by the Landlord specifying any work or repairs necessary to be done, to execute the same immediately and if such work or repairs are not executed by the Tenant within the time specified by the Landlord in the Landlord's notice, then to permit the Landlord (who may but shall not be under any obligation so to do) to enter upon the Premises and execute such work or repairs, the cost and expenses of which shall be a debt due from the Tenant to the Landlord and be immediately recoverable. If so required by the Landlord, to remove anything so as to facilitate the Landlord's execution of the said repairs and works, failing which, the Landlord may remove the same and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt.

2.17 Tenant to give Notice to Landlord of Defect

To give the Landlord prompt notice in writing of (a) any accident, defect, damage or want of repair in the Premises, or of any services to or fixtures or fittings in the Premises, and (b) any circumstances which may be amiss or likely to be or cause any danger risk or hazard to the Premises, the Building or any person therein. Such notice shall not be construed as relieving the Tenant of any of its obligations hereunder.

2.18 Infectious Diseases

To give the Landlord prompt notice of any infectious diseases or illnesses occurring in or around the Premises and at its own expense, fumigate and disinfect the Premises thoroughly and take such action or steps as may be required by the Landlord and/or the relevant authorities relating to such infectious diseases or illnesses, to the satisfaction of the Landlord and/or the relevant authorities.

2.19 No Pets or other Nuisance to be caused

Not to permit pets or any live birds and animals to be kept at the Premises or to do or suffer to be done upon the Premises or any part thereof anything whatsoever which is or may, or which in the opinion of the Landlord is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises, the Building or in the vicinity.

2.20 No cooking allowed

Unless otherwise provided in this Agreement, not to cook or permit the cooking of food in the Premises or any part of the Building save with the prior written consent of the Landlord and subject to such conditions as may be imposed by the Landlord.

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2.21 No Illegal or immoral use

Not to use or permit to be used the Premises for any illegal or immoral purpose.

2.22 No Combustible Substances

Not to use, load, unload, keep, or suffer to be loaded, unloaded, used or stored in the Premises or any part thereof any liquids, goods, materials or things of an offensive or explosive or a dangerous, corrosive, toxic or combustible nature without the prior consent in writing of the Landlord.

2.23 No solicitation in common areas

Not to solicit business in the parking or other common areas of the Building nor distribute pamphlets or other advertising matter in motor or other vehicles parked in the parking area or in any other common areas of the Building or display advertising material except in such manner and under such conditions as may be approved from time to time by the Landlord.

2.24 Not to cause obstruction in common areas

Not to permit its trade or delivery vehicles and those of its suppliers or others with whom it has dealings, to be driven, parked or stopped at any place or time within or around the Building except at the designated loading dock(s) or such other place(s) and at such time(s) as the Landlord, or where applicable, the MC, may specifically allow, subject to such conditions as may be imposed, including but not limited to the payment of parking charges, and not to obstruct in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the common areas of the Building or any other part of the common areas of the Building and further, to comply with any direction of the Landlord or the MC to remove and clear from the said common or public areas, car park, loading or unloading bays or any part thereof, any vehicles, trolleys, materials, goods or articles of whatever nature and description belonging to or left there by it and others related to it, failing which the Landlord may, but shall not be under any obligation to do so, remove and dispose of the same, at the Tenant's cost and expense.

2.25 No auction / sale

Not to effect any auction or sale at the Premises, without the Landlord's written consent.

2.26 Compliance with Laws

(a) To comply with the provisions of all statutes and subsidiary legislation for the time being in force and all governmental requirements relating to the occupation and use of the Premises and/or the Building (including the operations, business, trade or industry carried out or conducted therein), and to perform and observe any direction, order, notice or requirement issued by the authorities and if the Tenant shall fail to observe or perform this covenant the Landlord may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Tenant as a debt.

(b) To observe and comply with Occupier's Handbook (where applicable).

2.27 Compliance with Building Rules and Regulations

To comply, at its sole costs, and to ensure that its agents, invitees, licensees and contractors, comply with the rules and regulations applicable to the Building ("Building Rules") including but not limited to the by-laws of the Building and the regulations and terms applicable to the common areas of the Building, and all revisions and amendments made thereto from time to time. In the event of any inconsistency between the Building Rules and the terms of this Agreement, the provisions of this

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Agreement shall prevail.

2.28 Tenant to insure

To take out and maintain in the joint names of the Landlord and the Tenant, with a reputable insurer agreeable to the Landlord:

(a) a comprehensive public liability insurance policy against the claims for personal injury, death or property damage or loss arising out of all operations of the Tenant at the Premises for an amount not less than S$1 Million, or such other amount as the Landlord may prescribe from time to time, for any one occurrence, such policy to be without limit on the number of times of claims, to include a cross indemnity clause and to be taken out with a reputable insurer agreeable to the Landlord;

(b) insurance against damage to all plate glass, fixtures fittings and installations in the Premises which the Tenant is obliged under the provisions of this Agreement to upkeep, to their full replacement value; and

(c) an appropriate fire and all risks insurance policy to cover the Tenant's property in the Premises;

and when requested by the Landlord, to promptly forward copies of the complete policies and receipts evidencing due payment of the premiums, to the Landlord. All policies of insurance required to be effected by the Tenant shall in addition contain a provision for waiver of subrogation against the Landlord.

2.29 Restriction of Use of Building Name and Image

Not without the Landlord's prior written consent to use the name of the Building or any picture or likeness of the Building or the Premises in its registered or trading name or for any advertising purposes other than as the address and place of business of the Tenant.

2.30 No assignment or subletting or abscondment

Not to assign, sublet, grant a licence or part with the possession or occupation of the Premises or any part thereof without the Landlord's prior written consent, or leave the Premises or any part thereof vacant and unoccupied at any time. For the purposes of this clause, (where the Tenant is a sole proprietorship or partnership) a change in the sole proprietor, partners of a firm or (where the Tenant is a company), any change in the shareholding (whether registered or beneficial), voting rights, control or management of the company, shall be deemed an assignment of this Agreement.

2.31 No gaming, wagering or betting allowed

Not to use or carry on or permit to be used or carried on in or upon the Premises any form of gaming, wagering or betting business or activity regardless whether all the necessary approvals, consents, licences and permits from the relevant authorities on such form of business or activity are obtained valid and subsisting.

2.32 No caveats to be lodged by Tenant and Landlord not compelled to subdivide

Not to register this Agreement nor lodge a caveat in respect of this Agreement with the Registry of Titles or Deeds of the Singapore Land Authority whether before or during the Term and not to compel the Landlord to subdivide any part of the Building or do anything which could result in the Landlord being required to subdivide the Building or any part thereof.

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2.33 Permission For Prospects To Enter And View

The Tenant shall permit intending tenants, purchasers and other authorised persons from the Landlord, upon reasonable notice being given to the Tenant, to enter and view the Premises at all reasonable times of the day.

2.34 Yield Up

On the expiry or earlier determination of the Term, to yield up the Premises (together with all the Landlord's fixtures and fittings thereto) in good and substantial repair and condition to the satisfaction of the Landlord, duly cleansed and fully restored in all respects to its state and condition as set out in Annexure B unless otherwise directed by the Landlord, which reinstatement shall include the repainting of the Premises and any other reinstatement works required by the Landlord. If the Tenant shall fail to observe or perform this covenant the Landlord may execute any of such cleansing, restoration and reinstatement works and recover the costs and expenses thereof from the Tenant together with all Rent, and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such cleansing, restoration and reinstatement were effected by the Landlord been added to the Term.

2.35 Electrical Or Mechanical Interference

(a) Not to install or use any electrical or mechanical installation, machine or apparatus that may exceed the permissible loading for the Premises or cause or causes heavy power surge, high frequency voltage or current, air borne noise vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other tenants, licensees or lessees of the Landlord or occupants of adjoining or neighbouring premises or inhabitants of the neighbourhood and in connection therewith, to allow the Landlord or any authorised persons at all reasonable times to inspect such installation, machine or apparatus in the Premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Tenant's own cost and expense, to eliminate or reduce the interference or disturbance to the Landlord's satisfaction, if it is found by the Landlord or such authorised person that the Tenant's electrical or mechanical installation, machine or apparatus is causing or contributing to the said interference or disturbance.

(b) Without prejudice to the generality of Clause 2.35(a) to appoint a licensed electrician to install at its own expense a power line conditioner or voltage regulator or any additional electric equipment to reduce or remedy any electricity current surge or voltage fluctuation that may arise.

2.36 Unauthorised Installations

In addition to Clause 2.35, not to install or cause or permit to be installed any air-conditioning, mechanical ventilation, extractor fans, flue or any machinery, apparatus, fixtures or fittings, or extend, supplement, replace or modify the same or any existing machinery, apparatus, fixtures or fittings in or about the Premises except in the manner prescribed by the provisions of the Building Maintenance and Strata Management Act, the Occupier's Handbook, the Fitting-Out Manual and the Management Corporation Strata Title By-Laws (collectively, "Supplemental Provisions").

2.37 To Submit Information on Water Discharge Use and Waste

Where applicable, to submit all information and details on the use of the Premises as stipulated in Clause 2.7 hereof and waste-water discharge originating from the Premises to the Sewerage Department and other relevant government and statutory bodies or authorities for consideration and

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clearance in writing before undertaking such use and discharge.

2.38 To Maintain Water Supply Pipes

Where applicable, to install water meter(s) and carry out all plumbing works in or around the Premises and/or the Building by a licensed plumber at the Tenant's own cost, subject to the prior approval in writing of the Landlord and/or MC where applicable and in compliance with the Supplemental Provisions.

2.39 Floor and Lift Loading

Not to place or allow to be placed upon the Premises or on any of the floors in the Building or any lift of the Building any article machinery or load in excess of that stipulated in the Supplemental Provisions. The Tenant may at its own expense provide suitable foundations for all machinery, equipment and installations (subject to the approval in writing of the Landlord and all relevant authorities) to avoid such overloading.

2.40 Disposal of Waste and Debris

(a) All debris and waste materials of whatever nature resulting from any works to the Premises shall be disposed by the Tenant in a manner prescribed by the Supplemental Provisions failing which the Landlord reserves the right (without being under any obligation to do so) to dispose of the same and all costs and expenses incurred by the Landlord in this respect shall be a debt due from the Tenant to the Landlord and shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant of the amount thereof.

(b) Not to discharge, dump, leave or burn, nor to cause or permit the discharging, dumping, leaving or burning of any waste including but not limited to pollutants into surface or other drains or any watercourse or in or upon any part of the Premises or the other estates of the Landlord but at the Tenant's own cost and expense to make good and sufficient provision for the safe and efficient disposal of all waste to the requirements and satisfaction of the Landlord and pursuant to the Supplemental Provisions and all relevant governmental and statutory bodies or authorities and if the Tenant shall fail to observe or perform this covenant the Landlord may (but shall not be under any obligation to do so) without prejudice to any other rights or remedies the Landlord may have against the Tenant carry out or cause to be carried out such remedial measures as the Landlord deems necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenant as a debt.

2.41 Electrical Installations

To install electrical switch board wirings and equipment to the Premises including the necessary electrical protective devices by a licensed electrician, all at the Tenant's own cost and expense, subject to the prior approval in writing of the Landlord and/or MC where applicable and in compliance with the Supplemental Provisions.

2.42 Thermal Insulation

Where the Premises or any part thereof are permitted to be used for purposes requiring low temperature, 24-hour air-conditioning or other forms of cooling that would result in moisture condensation on the external walls, floors or ceilings within or outside the Premises, the Tenant shall, at its own cost and expense, install adequate thermal insulation to the walls, floors and ceilings, subject to the prior approval in writing of the Landlord and/or MC where applicable and in compliance with the Supplemental Provisions.

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2.43 Fire Protection Installation

To maintain and keep all the sprinklers in the Premises as well as the fire extinguishers installed within the Premises operational and in good proper working order at all times and also to comply with all laws, rules and regulations of the relevant authorities in respect of all fire fighting equipment and fire safety measures in relation to the Premises. Where necessary, to carry out, at the Tenant's costs and expense, such modification work on the existing fire alarm wirings, heat detectors and fixtures in the Premises as shall be necessary to suit the Tenant's operations, including the installation of additional wiring and connections of the heat detectors and fixtures to the Premises or the Building's fire alarm system, subject to the prior approval in writing of the Landlord and/or MC where applicable and in compliance with the Supplemental Provisions.

2.44 Responsibility for Physical Damage

To be wholly responsible for all loss and damage and to bear the full cost and expense of repairs and reinstatement of any damage to common areas, any part of the Building, or to any equipment, fixture, fitting, drain, wiring, piping within or serving the Building, whether above or below ground level, if the cause or causes of such loss and damage can be traced directly or indirectly to the Tenant's activities, whether or not such activities are done with the consent of the Landlord.

2.45 To Remove Installations

If so required by the Landlord the Tenant shall remove any installation, machinery or any article belonging to him so as to facilitate or permit the Landlord to execute or cause to be executed any repairs or works required by the Landlord and if the Tenant shall fail to observe or perform this covenant the Landlord may remove the same or have the same removed and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt.

2.46 Costs and Disbursements

To pay the stamp duty on this Agreement and pay all costs, disbursements, fees and charges, legal or otherwise, incurred by the Landlord in connection with the preparation stamping and issue of this Agreement and any other or future documents or deeds supplementary collateral or in any way relating to this Agreement; and in addition, to pay all costs, disbursements and fees, legal or otherwise, including the Landlord's solicitors' costs on a full indemnity basis, incurred by the Landlord in connection with the enforcement of the terms, covenants and stipulations of this Agreement.

2.47 Authorisation

To ensure that the Tenant has full power and authority to enter into, execute and perform this Agreement.

2.48 Confidentiality

To keep confidential and not at any time disclose or permit to be disclosed the terms of this Tenancy, or any negotiations discussions correspondences or agreements for a renewal of this Tenancy or any matter in relation to this Tenancy, except with the prior written consent of the Landlord or as required by law or to the extent that such information has become public knowledge not due to the Tenant's breach of this undertaking.

2.49 Music

Not to do or produce or suffer or permit to be done or produced any music noise (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which is/are or may be a

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nuisance or annoyance to the Landlord or the other tenants or occupiers of the Building or to the owners, tenants and occupiers of adjoining and neighbouring properties.

2.50 Right to View

At any time upon the Landlord's prior notice, to permit persons with written authority from the Landlord or the Landlord's agent or representative at reasonable times to enter upon and view the Premises or any part thereof.

3. LANDLORD'S COVENANTS

The Landlord hereby agrees with the Tenant as follows:

3.1 Quiet Enjoyment

That the Tenant paying the Rent and all other sums payable hereunder, and performing the Tenant's covenants and observing the terms and conditions herein contained, may lawfully and peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord, except as specifically provided herein.

3.2 Property Tax

To pay the property tax in respect of the Premises, save as otherwise expressly provided in this Agreement.

3.3 Management of the Building

(a) If there is no MC constituted for the Building, to control, manage, administer, maintain and keep the common property of the Building in a state of good and serviceable repair; and provide air-conditioning services, lift services, electricity for the lighting of the passages, corridors, staircases, toilets and other common areas of the Building, and water for the common water-closets and toilet facilities in the Building during the hours as designated by the Landlord from time to time.

(b) If an MC is constituted for the Building, to pay the management fund contribution levied by the MC, and the Tenant shall liaise with the MC on matters relating to the common property of the Building and the services and amenities provided by the MC for the occupiers of the Building.

4. OTHER PROVISIONS

4.1 Right of Re-Entry and Termination

If and whenever:

(a) the Rent or any part thereof or any other sums payable under this Agreement remains unpaid for seven (7) days after becoming payable, irrespective of whether formal demand has been made; or

(b) the Tenant fails to comply with any of the terms, covenants or stipulations that it is required to perform or observe (other than the non-payment mentioned in Clause 4.1(a)) and such non-compliance, if capable of being remedied, is unremedied seven (7) days after the Landlord gives a written notice of such non-compliance; or

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(c) the Tenant ceases or threatens to cease business at the Premises; or

(d) where the Tenant is a sole proprietor or partnership and has failed to renew its Certificate of Registration or been struck off the Register of Businesses; or

(e) the Tenant makes or takes any step to make any assignment for the benefit of its creditors; or enters into any arrangement with its creditors by composition or otherwise; or suffers any distress or execution to be levied on its assets or goods; or

(f) the Tenant passes resolutions or takes any step or has any petition or application presented against it for its bankruptcy or winding up or for a liquidator, judicial manager, receiver or similar officer to be appointed to it or over its assets;

then, in any of such cases, without prejudice to any right of action or remedy of the Landlord in respect of any breach of any terms, covenants or stipulations herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely cease and terminate.

Additionally, without prejudice to any other rights and remedies available to it, the Landlord shall also be entitled to deduct from the Security Deposit and any other deposit paid by the Tenant hereunder, such amounts necessary to compensate the Landlord for loss of Rent and any other monies payable by the Tenant to the Landlord under this Agreement, expenses and losses consequential upon the pre-mature termination of the tenancy hereby created and to recover from the Tenant any sum which would have been paid as Rent during the Fitting Out Period, if any, or of any rent-free period or any sum for any reason rebated or waived by the Landlord or any privileges granted by the Landlord to the Tenant.

4.2 Disposal of Property

Any property which the Tenant has failed to remove from the Premises at the time the tenancy has terminated, shall be deemed property belonging wholly to the Tenant and, without being liable to the Tenant in any way, the Landlord shall have the right to dispose of any such property at the cost and expense of the Tenant, at such time, in such manner and at such price as the Landlord shall think fit and apply the net proceeds of any disposal towards any sums due to the Landlord by the Tenant hereunder. The Tenant shall indemnify and keep the Landlord indemnified against all claims, costs, expenses or damages relating to any third party claims in respect of any property left at the Premises.

4.3 Termination (for Redevelopment or Refurbishment etc)

In the event that the Landlord in its absolute discretion decides to:

(i) redevelop, renovate, retrofit, refurbish, reconfigure or alter the Building (including the plant and facilities in it) or any part thereof (including the Premises or any part thereof); or

(ii) change the trade-mix or use of the Building or any part thereof (including the Premises or any part thereof);

the Landlord may terminate this tenancy, without compensation, by giving to the Tenant six (6) months' prior notice whereupon this tenancy shall end on the expiry of the notice without affecting the rights of the Landlord against the Tenant for any previous default or breach by the Tenant of the provisions of this Agreement.

4.4 Notices

(a) Any notices, demands and other communications to be served on the Tenant shall be

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sufficiently served by registered post or hand/personal delivery to its last known address or if left at the Premises.

(b) Any notices, demands and other communications to be served on the Landlord shall be sufficiently served by registered post or hand/personal delivery to its correspondence address as set out in Schedule 1.

(c) Any such notice, demand or other communication when sent by registered post to either party shall be deemed effectively served 48 hours after being put in the post notwithstanding that it is subsequently returned undelivered through the post.

4.5 No Waiver

No waiver expressed or implied by the Landlord of any breach of any covenant or obligation of the Tenant shall be construed as a waiver of any other breach of the same or any other covenant or obligation and shall not prejudice in any way the rights and remedies of the Landlord herein contained and any acceptance of Rent or any part thereof or other moneys shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any of its obligations hereunder. Any waiver by the Landlord shall be effective only if given in writing and signed by an authorised representative of the Landlord, and shall only apply to the specific breach mentioned therein and not any subsequent or other breach of the same or any other provision of this Agreement by the Tenant.

4.6 No claim by Tenant

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of or arising out of:-

(a) any failure in utilities and services for the Building by reason of necessary repair, maintenance, damage or any circumstances beyond the Landlord's control; or

(b) any act, omission, default, misconduct or negligence of any employee, independent contractor or agent of the Landlord; or

(c) any act, omission, default, misconduct or negligence of any contractor nominated or approved by Landlord and any such contractor appointed by the Tenant shall not be deemed to be an agent or employee of the Landlord; or

(d) any damage, death, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Building and/or the structure of the Building; or

(e) any damage, death, injury or loss caused by other tenants or persons in the Building; or

(f) any damage, death, injury or loss arising from or in connection with the use of the carparks in the Building; or

(g) any damage, death, injury or loss arising from or in connection with any works that the Landlord or the MC (where applicable) in its absolute discretion requires to be carried out or done to the Building (or any part thereof) or to the Premises (or any part thereof) or any works that are required by any government authorities pursuant to and in accordance with any prevailing laws or regulations.

(h) any interruptions to the services in the Premises or Building or any cancellation and withdrawal of any Temporary Occupation Licence granted in respect of the waterfront pedestrian mall or pedestrian mall or the overhead pedestrian bridge(s) or the walkway linked to the Building (if

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any) or disruptions or inconveniences to the Tenant's business for any reason, howsoever caused, including but not limited to those arising from any authorities' directives, the exercise of Landlord's property and other rights, MC decisions or any cause related in any way to another occupier of the Building or in any way otherwise arising.

Sub-paragraphs (a), (d), (e), (f), (g) and (h) of this clause shall apply for a case of negligence as well as to any other cause(s) howsoever arising.

4.7 Accidents

The Landlord shall not be responsible to the Tenant or to the Tenant's employees, independent contractors, agents, invitees, licensees nor to any other persons for any:

(a) accident, happening, death or injury suffered in the Premises or the Building; or

(b) damage to or loss of any goods or property sustained in the Building (whether or not due to the negligence or misconduct of any security guards or the failure of any security system for which the Landlord is in any way responsible); or

(c) act, omission or negligence of any employee of the Landlord or any person acting under such employee in respect of the Premises or the Building.

Sub-paragraphs (a) and (b) of this clause shall apply for a case of negligence as well as to any other cause(s) howsoever occurring.

4.8 Destruction or Acquisition

(a) If the Building or Premises or any parts thereof shall be damaged or destroyed by any cause whatsoever so as to render the Premises substantially unfit for occupation and use (except where such damage or destruction has been caused by the act, omission, negligence or default of the Tenant, its employees, independent contractors, agents, invitees. licensees or any party in any way related or connected to the Tenant), the Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended until the Premises is rendered fit for occupation and use; PROVIDED ALWAYS THAT the Landlord shall not be obliged to rebuild or reinstate the Premises and may in its absolute discretion, decide that the rebuilding or reconstruction thereof in its previous form will be impracticable or undesirable and the Landlord may within ninety (90) days after such damage or destruction has been sustained, give written notice to the Tenant to terminate this Agreement and upon such notice being given, the tenancy herein shall cease without compensation from the Landlord and the Tenant shall (if still in occupation) vacate the Premises without prejudice to the rights of the Landlord in respect of any antecedent breach by the Tenant of any of its covenants herein contained.

(b) If the Building or Premises or any parts thereof shall at any time be acquired by any government authority or if any approval from the relevant authorities for the use of the Premises as provided for in this Agreement is not granted or is withdrawn, the Landlord shall be entitled to give written notice to the Tenant to terminate this Agreement and thereupon the tenancy herein shall end without compensation from the Landlord and without affecting the rights of the Landlord for any antecedent breach of this Agreement by the Tenant.

4.9 Right to Distrain

All monies payable under this Agreement by the Tenant to the Landlord, including but not limited to Rent and adjustments thereto, GST and interest payable on late payment of any amounts due to the Landlord shall be deemed to be rent recoverable in the manner provided in the Distress Act (Cap. 84).

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For the purposes of the said Act and for the purposes of any right or remedy which the Landlord wishes to exercise or pursue, all such monies shall be deemed to be rent in arrears if not paid in advance or at the times and in the manner as provided in this Agreement. All costs and expenses (including all legal costs and charges on a full indemnity basis) incurred pursuant to, or in any way arising in relation to, any step taken by the Landlord in the exercise of its rights under the said Act, or pursuant to any other right or remedy available to the Landlord, shall be payable by the Tenant, and in so far as such sums are not recovered under such distrain, they shall be recoverable as a debt from the Tenant to the Landlord.

4.10 Option to Renew

(a) The Landlord shall on the written request of the Tenant made not more than six (6) months but not less than three (3) months before the expiration of the Term and if there shall not at the time of such request be any existing breach or non-observance or non-performance by the Tenant of any of the terms, covenants and stipulations contained in this Agreement at the cost and expense of the Tenant grant to him a tenancy of the Premises for a further term of such period as stated in Schedule 1 from the date of expiration at a revised rent to be mutually agreed and upon like terms, covenants and stipulations as are herein contained or with such variations or modifications thereof together with such other terms, covenants and stipulations as may be imposed by the Landlord, but excluding the present covenant for renewal (" **Renewed Tenancy**").

(b) If the Tenant does not exercise its right to renew the tenancy as provided in this clause or if no agreement is reached on the revised rent or other terms not less than two (2) months before the expiration of the Term, the option to renew shall lapse and be of no further effect and the Tenant shall vacate the Premises on the expiry of the Term and the Landlord shall be entitled to re-let the Premises.

(c) The Renewed Tenancy is conditional upon the Tenant's full compliance and observance of the provisions of this Agreement at all times (including but not limited to payment of all monies due to the Landlord). If the Tenant is in breach of any provision in this Agreement, the Landlord shall be entitled to terminate the Renewed Tenancy without any compensation to the Tenant and in the event of such termination:

(i) all monies paid by the Tenant for the Renewed Tenancy may be applied by the Landlord to remedy the breach and the balance, if any, shall be refunded to the Tenant without interest; and

(ii) the Tenant shall reinstate and yield up the Premises in accordance with the provisions of this Agreement on expiration or early termination of the Term.

4.11 Holding Over

If the Tenant fails to deliver vacant possession of, or continues to occupy the Premises beyond the expiration or sooner determination of the Term, without any express written agreement from the Landlord to extend the Term, the Tenant shall pay to the Landlord for such period of holding over double the amount of Rent or double the prevailing market rent (whichever is higher). Such holding over shall not be deemed to be a renewal of this Agreement by operation of law or pursuant to any provisions of this Agreement. The provisions of this clause shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or sooner determination of the Term. The Tenant shall be liable to compensate the Landlord for all the losses and damages sustained by the Landlord by reason of the Tenant's failure or refusal or yield up the Premises in accordance with this Agreement.

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4.12 Sale of Tenant's Property

If any Rent hereby reserved or any monies payable under this Agreement shall be unpaid, the Landlord may immediately prior to the determination of the Term or any renewal thereof require any fittings or fixtures (including Tenant's fixtures) in the Premises to be left intact and in situ and the Landlord shall be empowered to sell or otherwise dispose of the whole or any part of such fittings and fixtures at such price and in such manner as the Landlord deems fit and to apply the proceeds of sale against any indebtedness of the Tenant to the Landlord.

4.13 Special Conditions and Variations

In addition to the terms and covenants set out in the body of this Agreement, the Tenant shall also at its own costs comply with the provisions set out in Schedule 2. Where the provisions of Schedule 2 conflict with the provisions in this Agreement, the provisions of Schedule 2 shall prevail. Any variations made to the body of this Agreement shall be set out in Schedule 3.

4.14 Change of Building Name

The Landlord shall at any time be entitled to change the name, number or address of the Building or any part thereof on giving written notice to the Tenant and in respect thereof the Landlord shall not be liable in damages to the Tenant or be made a party to any other proceedings or be liable for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

4.15 Enbloc Sale (applicable where the Landlord does not own all units in the Building)

(a) If at any time the Premises are to be sold as part of a collective or enbloc sale, the Landlord may terminate this Agreement by giving to the Tenant three (3) months' written notice to that effect.

(b) On the expiry of such notice, this Agreement and the Term will absolutely cease and terminate and the Tenant shall deliver vacant possession of the Premises in accordance with the yielding-up provisions set out in this Agreement without compensation from or any claim against the Landlord.

(c) Such termination of this Agreement shall be without prejudice to any right of action the Landlord may have against the Tenant for any antecedent breach by the Tenant of the terms and conditions of this Agreement.

4.16 Personal Data Protection

(a) The Tenant warrants that where the Tenant has disclosed or in future discloses the personal data of any persons (including without limitation, the Tenant (if applicable) and the occupiers of the Premises) to the Landlord, the Tenant has obtained the prior consent of such persons for the Landlord to collect, use and disclose their personal data for all purposes relevant in the context of the tenancy and for the further purposes set out in sub-clause (b) ("Further Purposes"), and in accordance with the Personal Data Protection Act 12 (No. 26 of 2012, Singapore) ("**PDPA**"), any applicable laws, regulations and/or guidelines, such that the Landlord need not take any further action, carry out any further activity, or change any of our procedures or processes, to enable the Landlord to perform its obligations, exercise or enforce its rights in relation to the tenancy and provide, grant, administer or manage the tenancy, or otherwise for the purposes contemplated hereunder or otherwise in connection with the tenancy in compliance with the PDPA, any applicable laws, regulations and/or guidelines.

(b) The Further Purposes are:

(i) Landlord uses and discloses the personal data set out in this Agreement or made

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available to the Landlord in connection with the Landlord's business or as specified in the prevailing terms of the Personal Data Protection Policy as updated from time to time on Far East Organization's website www.fareast.com.sg; and

(ii) Landlord discloses the personal data set out in this Agreement or made available to the Landlord:

(aa) to the Landlord's financier or financial adviser (or prospective financier or financial adviser);

(bb) to external service providers (including solicitors, insurers and accountants, and service providers providing survey or market research services);

(cc) to any person the Landlord deals with in connection with the Landlord's business, including persons who are overseas; or

(dd) to any other person, if the Tenant consents.

(c) the Tenant shall further indemnify the Landlord and keep the Landlord harmless and indemnified from and against any penalties, liabilities, claims, actions, proceedings, demands, losses and damages as a result of a breach of this warranty.

(d) For the purposes of this Agreement, **"personal data"** shall mean any data, whether true or not, about an individual who can be identified from that data, or from that data and other information to which the organisation has or is likely to have access.

4.17 Apportionment

At any time the Landlord receives any payment from the Tenant or made on behalf of the Tenant in an amount less than the total monies due and remaining unpaid under this Agreement, the Landlord may at its absolute discretion apportion towards rent, service charge, GST, interest, legal costs or any other monies due and remaining unpaid under this Agreement, and in such proportion and amount as the Landlord may decide regardless of any directions or instructions stated when making such payment, and the Tenant shall not raise any objection or query in respect of the Landlord's manner of apportionment.

5. <u>GENERAL</u>

5.1 Interpretation

All headings and sub-headings are for ease of reference only and shall in no way define, limit or describe the scope or intent of anything contained in this Agreement and where the context so admits:-

(a) the expression **"the Landlord"** shall include successors and assigns of the Landlord and the expression **"the Tenant"** if the Tenant is a person, shall include his executors administrators and permitted assigns, if the Tenant is a Company the term "Tenant" shall include its permitted assigns and where there are two or more Tenants, the term "Tenant" shall mean and include the Tenants and each and every one of their executors administrators and permitted assigns;

(b) where there are two or more persons included in the expression "the Tenant", all covenants stipulations and provisions herein contained shall be deemed to be made by such persons jointly and severally;

(c) words denoting the singular number shall include the plural number and vice versa;

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(d) words expressing a gender shall include all genders and references to a person shall include bodies corporate, unincorporated associations, partnerships and individuals; and

(e) references to any statute or subsidiary legislation shall include any amendments, modifications or re-enactments of that statute or subsidiary legislation.

5.2 Schedules and Annexures

The Schedules and Annexures hereto as well as the Supplemental Provisions shall be taken, read and construed as parts of this Agreement and the provisions therein shall have the same force and effect as if expressly set out in the body of this Agreement. The reference to Supplemental Provisions in this Agreement shall include all updates and revisions from time to time applicable thereto.

5.3 No Representation and Entire Agreement

The Landlord is deemed not to have made and is not bound by and will not be liable for any representations or promises (whether made in writing or orally or implied by statute, common law or custom) relating to the Building or the Premises, if they are not stated in this Agreement prior to this Agreement (if any) and the Tenant confirms that it has not relied on any representation or statement except those included in this Agreement. The covenants provisions and terms in this Agreement comprise the entire agreement between the parties or their appointed agents and no other agreements or representations or warranties shall be deemed or implied.

5.4 Variation and Amendment To Be In Writing

No modification change or amendment of this Agreement shall be binding upon the parties except by mutual express agreement in writing signed by the parties hereto.

5.5 No Warranties By Landlord

The Landlord does not give any warranties in respect of the state and condition of the Premises, the Building or its environs or the specifications, materials, finishes, layout, access to, egress from, view from or of the Premises from any exterior or the occupation or otherwise of the other units in the Building and the Tenant shall take the Premises on an "as is, where is" basis (" **State of the Premises**"). The Landlord does not in any way warrant that the Premises and/or the State of the Premises are or will remain suitable or adequate for all or any of the purposes of the Tenant.

5.6 The Contracts (Rights of Third Parties) Act (Cap.53B)

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Cap.53B) to enforce any term of this Agreement.

5.7 Severance

If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement and shall be severed from this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

5.8 Force Majeure

The Landlord shall not be held to be in breach of the terms of this Agreement if it is prevented from performing its obligations by reason of force majeure including but not limited to fire flood earthquakes storms typhoons acts of God governmental restrictions acts of terrorism bomb hoaxes accidents epidemics occurrences or incidences of infectious illnesses or diseases strikes lockouts or other labour

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[signature]	[signature]

disputes or shortage of material equipment or transportation civil commotion war enemy action or by other causes beyond its control, provided that notice is given to the other party as soon as possible of the occurrence of the aforesaid events.

5.9 Governing Law and Jurisdiction

This Agreement shall be construed and governed by the laws of Singapore and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

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IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above-written

SIGNED for and on behalf of
GROW-TECH PROPERTIES PTE LTD
by its authorised signatory
in the presence of:-

Name: **CHERYL HUAN**
Designation: **DIRECTOR & COO**
Company Stamp:

Grow Tech Properties Pte Ltd
Company Registration No.: 199507043Z

Name of Witness: ____________
Identity Card / Passport No: ____________

SIGNED for and on behalf of
ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD
by its authorised signatory
in the presence of:-

Name: QUEK LENG CHUANG
Identity Card / Passport No: S1744488C
Designation: MANAGING DIRECTOR
Company Stamp:

Environmental Solutions (Asia) Pte Ltd

Name of Witness: MAH HENG LOON, MATTHEW
Identity Card / Passport No: S9022452B

SCHEDULE 1

PARTICULARS OF TENANCY

Landlord	:	GROW-TECH PROPERTIES PTE LTD
UEN	:	199507043Z
Registered Address	:	14 SCOTTS ROAD #06-00 FAR EAST PLAZA SINGAPORE 228213
Correspondence Address	:	20 HAVELOCK ROAD 03-20 CENTRAL SQUARE SINGAPORE 059765 Tel: +65 6235 2422/2433 Fax: +65 6733 3891
Tenant	:	ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD
UEN	:	199902448E
Registered Address	:	101 TUAS SOUTH AVENUE 2 SINGAPORE 637226
Building	:	110 TUAS SOUTH AVENUE 3 THE INDEX SINGAPORE 637369
Premises	:	03-17 as shown (purely identification purposes only) edged red on the annexed plan (Annexure A) situated at the 3rd floor of the Building with the Specifications as stated in Annexure B with an area of 34,079.00 square feet.
Term	:	01 February 2021 to 31 January 2023
Option to Renew	:	2 year(s)
Fitting Out Period	:	01 December 2020 to 31 January 2021

Rent

Rental Breakdown

Rent	:	S$27,263.20 per month (S$0.80 per square foot) from 01 February 2021 to 31 January 2023

Comprising:

Description	From	To	Amount (SGD)
Base Rent	01 February 2021	31 January 2023	10,223.70
Service Charge	01 February 2021	31 January 2023	17,039.50

Security Deposit	:	S$81,789.60 by way of an irrevocable and unconditional INSURANCE GUARANTEE in favour of the Landlord in the form as prescribed by the Landlord set out in Annexure D, issued by a bank approved by the Landlord.
Permitted Use	:	As A FACTORY

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SCHEDULE 2

SPECIAL CONDITIONS

1 Licences from relevant authorities

(a) The Tenant shall at its own costs and expense, obtain the appropriate regulatory licence(s) for its recycling operations at the Premises from the National Environment Agency ("NEA") and/or any other relevant regulatory licensing and approving authorities on or before **27 November 2020 ("the Deadline")** unless such Deadline is extended by mutual agreement between the Landlord and the Tenant in writing.

(b) The Tenant shall immediately submit to the Landlord a copy of the licence(s) and/or in-principal approval pending the issuance of the licence under Clause 1(a) upon its receipt.

(c) The Tenant shall not commence business until such licence(s) have been granted by the NEA and/or any other relevant regulatory licensing and approving authorities. For avoidance of doubt, the date of commencement of the Term remain unchanged should there be delays in obtaining the approval from the NEA.

(d) In the event that the licence(s) is not granted by the relevant authorities by the Deadline after the Tenant exhausted all possible means and options available and the Landlord is satisfied with the Tenant's proof of unsuccessful application, then the Tenant may elect not to proceed with this Agreement and if so, upon receiving the Tenant's notification in writing, the Landlord shall refund to the Tenant, without interest, the Security Deposit, the Rent for the first month made in advance and any other monies paid to the Landlord except the administrative fee and stamp fee. Thereafter, this Agreement shall cease and determine and neither party shall have any right or claim against each other.

(e) The Tenant shall inform the Landlord if the licence(s) is withdrawn at any time during the Term or if the application to renew the licence(s) is rejected for whatever reasons. The Landlord may terminate this Agreement, without compensation, by giving to the Tenant prior written notice whereupon this Agreement shall end on the expiry of the notice without affecting the rights of the Landlord against the Tenant for any previous default or breach by the Tenant of the provisions of this Agreement.

(d) For avoidance of doubt, in the event that the Tenant fails to inform the Landlord in writing of the Tenant's failure to obtain the appropriate regulatory licence(s) for its business operations at the Premises by the Deadline, the Landlord will deem the Tenant's licence application(s) to the NEA and any other relevant regulatory licensing and approving authorities as successful and the Tenant shall continue with the tenancy hereby created for the Premises and all Tenant's obligations under the Agreement continue including but not limited to the Tenant's obligation to pay Rent.

2 Fitting Out Works and Reinstatement

(a) The Landlord allows the Tenant to fit out at the Tenant's costs, among other things, (i) lightings and Distribution Board (DB) box and (ii) epoxy flooring to be layered at specific area of the Premises during the Fitting Out Period SUBJECT TO prior written approval being obtained from the Landlord on the Tenant's submission of its electrical plans and lighting specifications and plans indicating the floor area of the Premises to be layered with epoxy and to comply with such terms and conditions in the Agreement as may be relevant.

(b) The Landlord permits the Tenant to leave behind (i) the lightings and DB box and (ii) the epoxy flooring on the Premises provided that it is in clean good working condition when the Tenant yield up the Premises to the Landlord on the expiry or earlier determination of the Term, otherwise the Landlord reserves the right to direct the Tenant to reinstate to the satisfaction of the Landlord.

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3 Permitted Use

Further to the covenants set out in Clause 2.7, the Tenant shall not use the Premises for:-

(i) Manufacturing and storage of antibiotics;
(ii) Concrete batching plants;
(iii) Pre-casting yards including storage of precast materials and products;
(iv) Spray painting in outdoors;
(v) Open hot works;
(vi) Open storage and other activities that will generate pollution and dust;
(vii) Activities that generate toxic waste or smoke, detectable scents or odours; and
(viii) Secondary factory-converted dormitory.

4 Restrictive Covenants

(a) The Tenant acknowledges that all purchasers of units in the Building have entered into a collective agreement in the form annexed hereto as **Annexure C** (herein called "**Restrictive Covenants**") whereby these purchasers agree to comply with and observe, and to obtain their lessees' and licensees' compliance and observance of the terms and conditions as set out in **Restrictive Covenants**.

(b) The Tenant shall at all times during its possession of the Premises comply with all terms and conditions of the **Restrictive Covenants** including observance of all prohibitions thereunder.

(c) In the event of a breach of any provisions of the **Restrictive Covenants** by the Tenant, the Landlord may serve written notice on the Tenant requiring the Tenant to duly observe and comply with such breached provision and to rectify and remedy the consequences of such breach within such reasonable time as the Landlord may prescribe, and if the Tenant shall fail to comply with such notice within the reasonable time required by the Landlord, then the Landlord shall be entitled on the expiry of such notice (if no extensions of time have been agreed in writing between parties) to terminate the tenancy granted hereunder and exercise its re-entry rights in accordance with this Agreement.

INITIALS	
Landlord	Tenant

SCHEDULE 3

VARIATIONS TO TENANCY

The terms of this Agreement shall be amended as follows:

1 Clause 4.3 shall be deleted in its entirety.

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Landlord	Tenant

ANNEXURE A

PLAN OF THE PREMISES

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Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixtures & Fittings	Nos	Remarks
1	03-17	Keys-Letter Box Key	3	
2	03-17	Keys-Main Door	3	
3	03-17	Keys-Back Door	3	
4	03-17	Keys-Roller Shutter Key	6	
5	03-17	Keys-Others	3	
6	03-17	Keys-Others	3	
7	03-17	Keys-Others	8	
8	03-17	Wall-Brickwall Plastered with White Emulsion Paint	1	
9	03-17	Floor-Bare Reinforced Concrete Finish	1	
10	03-17	Floor-Waterproofing with cement sand screed over, finished with tiles.	1	
11	03-17	Ceiling-Bare Ceiling	1	
12	03-17	Shopfront-Motorised Roller Shutter	3	
13	03-17	Shopfront-Wooden Door	4	
14	03-17	Electricity Installation-Others	1	
15	03-17	Terminal Boxes-BT 10 Pairs	1	
16	03-17	Fire Protection System-PA Speakers	10	
17	03-17	Fire Protection System-Exit Lights	7	
18	03-17	Fire Protection System-Emergency Lights	4	
19	03-17	Fire Protection System-Automated Sprinkler System	1	
20	03-17	Fire Protection System-Fire Extinguisher	12	
21	03-17	Toilet-Mirror	2	
22	03-17	Toilet-Wash basin	4	
23	03-17	Toilet-Toilet bowl	4	
24	03-17	Toilet-Toilet roll dispenser	4	

INITIALS	
Landlord	Tenant

ANNEXURE C

RESTRICTIVE CONVENANTS

1. In this Restriction, except to the extent that the context requires otherwise:

"Building" means the building known as "The Index" built by the Vendor under approved Building Plan BP No. A1472-00003-2013-BP01;

"Building Agreement" means the Building Agreement dated 04 December 2013 (including the Conditions of Tender and Technical Conditions of Tender therein contained) entered into between the Jurong Town Corporation of the one part and the Vendor of the other part;

"Head Lease" means the Head Lease dated ____ entered into between the President of the Republic of Singapore of the one part and the Jurong Town Corporation of the other part;

"JTC" means the Jurong Town Corporation, a body corporate incorporate under the Jurong Town Corporation Act;

"Management Corporation" means the Management Corporation constituted or to be constituted under the provisions of the Land Titles upon the registration of the Strata Title Plan of the Building;

"Site" means the Government Resurvey Lot 4627W of Mukim 7 described in the Schedule to the Building Agreement; and

"State Lease" means the State Lease dated ____ entered into between JTC of the one part and the Vendor of the other part, as may be amended, modified or supplemented from time to time.

2. The Purchaser will not:

(1) and will not permit or allow or suffer the Management Corporation to neglect or fail to perform, observe, comply with or adhere to the terms and conditions contained in the Building Agreement, the State Lease and the Head Lease;

(2) and will not act or neglect to act in any manner whatsoever, whether at meetings of the Management Corporation, meetings of the council of the Management Corporation or otherwise which will result in:

(a) the Management Corporation acting in any manner which is inconsistent with or contrary to the obligations of the Purchaser, his assigns, and successors-in-title under any of the provisions of the Building Agreement and the State Lease;

(b) the Management Corporation acting in any manner which is inconsistent with or contrary to any of the provisions of the Building Agreement and the State Lease; and

(c) the Management Corporation acting in any manner which is inconsistent with or contrary to its obligations under the provisions of the Building Maintenance and Strata Management Act (Cap. 30C).

(3) and will not permit or allow or suffer the Management Corporation to neglect or fail (on the expiry of the State Lease or sooner determination of the State Lease) to expeditiously take all steps necessary to terminate the strata subdivision of the Building and to appoint a liquidator for purposes of the winding up the affairs and distributing the assets of the Management Corporation;

(4) and will not permit or allow or suffer the Management Corporation to (at the expiry or earlier determination of the term created under the State Lease), neglect or fail to yield up to JTC

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Landlord	Tenant

without charge the Site together with the Building and appurtenances thereon in good and tenantable condition and state of repair and in clean and sanitary order and condition;

(5) and will not permit or allow or suffer the Management Corporation to (immediately prior to the expiry or earlier determination of the term created under the State Lease), neglect or fail to remove any buildings, structures, alternations, addition or structural changes or improvements or any other works built or carried out on or to the Site if so required by JTC and in such case not to neglect or fail to restore the Site to its state as at the commencement of the term created under the State Lease, in default of which JTC may without prejudice to JTC's other rights, proceed to do the same and all costs and expenses incurred by JTC shall be recoverable from the Purchaser;

(6) and will not permit or allow or suffer the Management Corporation to neglect or fail to keep the Vendor fully indemnified against any and all losses, damages, actions, suits, proceedings, costs, fees and expenses that the Vendor may incur and suffer as a result of the Purchaser's and/or the Management Corporation's breach of any of the terms and conditions of the Building Agreement, the State Lease and the Head Lease;

(7) use or permit or suffer the Unit or any part thereof to be used otherwise than for a "Business 2 (B2)" zoning activities in accordance with the Master Plan Written Statement such use not to be in any manner inconsistent with the usages stipulated in the Head Lease, or prohibited under the Building Agreement or prohibited under the State Lease; and without prejudice to the foregoing, will not carry on, or permit or suffer to be carried on in or upon the Building or any part thereof any noisome, dangerous, or offensive trade or business which may be or become a nuisance or annoyance to the owners, tenants or occupiers of premises adjoining or adjacent thereto or to JTC;

(8) permit or allow spaces in his Unit approved as void areas in the Grant of Written Permission under the Planning Act (Cap. 232) to have any weight-bearing floor created within or over any such void areas using any type of building materials (including concrete, metal or wood) at any time;

(9) use the car, lorry and container parking lots other than for the sole purpose of vehicle parking;

(10) place or permit to be placed upon the floor of the Unit a load in excess of that applicable to the storey level the Unit is situated, as follows:

(a) 1st storey : 20.0 kN/m^2
(b) 2nd storey : 15.0 kN/m^2
(c) 3rd storey : 15.0 kN/m^2
(d) 4th Storey : 20.0 kN/m^2

and will not refuse to distribute any load on the floor of the Unit in accordance with the directions and requirements of the Management Corporation;

(11) enter upon or cause or allow or suffer any person to enter upon any reinforced concrete flat roof, except for the propose of maintenance;

(12) use or erect or cause or allow to be erected any structure on the rooftop of the Unit;

(13) where the unit is the Temporary Staff Canteen, fail to confine the use only for the staff member of the occupants of the units and workers in the Building;

(14) cause or allow to create mezzanine floor or intermediate floor within the Unit;

(15) permit or allow his assignees, sub-lessees, agents, employees and licensees and all visitors to the Building to neglect or fail to perform, observe and comply with the by-laws of the Building;

INITIALS	
Landlord	Tenant

(ii) ensure that the light system for the Building will not affect aircraft in flight in that any working/outdoor lightings will be directed downwards and shielded to prevent causing glare and confusion to the pilots, and will not fail to undertake at his own cost and expenses all necessary rectifications to the satisfaction of the Republic of Singapore Air Force ("RSAF") if such lighting system is assessed by RSAF to be a hazard to air navigation;

(iii) in times of need, upon DSTA's prior notice, will not fail to remove vehicles or any temporary objects at the surface common at-grade vehicle parking lots and/or will not fail to temporarily cease to use the surface common at-grad vehicle parking lots and its driveway; and

(iv) in times of need, upon DSTA's prior notice, will not fail to remove any demountable fixtures (including lamp-posts, lightings, road signs and fencing) installed at the surface common at-grade vehicle parking lots and its driveway, and will not fail to re-install such fixtures as and when to be re-installed at his own cost and expense.

(24) disallow the purchaser or occupier (or the agents) of those units with an air-condition plinth accessory lot (i.e. units #02-07 to #02-17, #03-13, #03-17, #04-04 and #04-06) full and free access to his air-condition plinth accessory lot as well as full and free access to his air-condition system's electrical wires and refrigerant and other pipes located within the common property in the Building;

(25) not fail to or refuse to register the necessary instruments to extend the restrictions herein to be contained in a and in further registrable instruments of restriction until the expiry of the term of State Lease; and

(26) at any time not fail to alienate any estate or interest in the Unit or any part thereof without imposing the covenants and conditions contained in this instrument of restriction upon all or any person or persons to whom he shall alienate such estate or interest in the Unit or any part thereof.

PROVIDED ALWAYS THAT nothing herein contained shall impose or be deemed to impose on the Vendor any obligation to enforce or effectuate the aforesaid restrictive or other covenants or any of them against the Purchaser his successors, assigns and personal representatives.

INITIALS	
Landlord	Tenant

(16) prevent or disallow access to JTC or any officer or person authorised by JTC in writing on behalf of JTC with or without workmen and others and with or without tools and equipment at all reasonable times to enter into and upon the Site and/or the Building to view the state and condition thereof and carry out structural repairs, or any work or do such things including any ancillary works to the Site and/or the Building for purpose of such repairs or JTC may thereupon serve upon the Purchaser a notice in writing specifying any breaches of covenants and requiring the Purchaser forthwith to remedy such breaches and if the Purchaser shall not within ten (10) days after the receipt of such notice proceed diligently to remedy such breached then to permit JTC or any other person or party as may be authorised by JTC to enter upon the Site or the Building and take such steps as may be necessary to remedy such breaches and the cost thereof shall be a debt from the Purchaser to JTC and shall be paid forthwith on demand by JTC and shall be forthwith recoverable by action;

(17) permit or allow or suffer the Management Corporation to neglect to repair and keep in tenantable repair and condition the Building or any part thereof;

(18) permit or allow or suffer the Management Corporation to neglect or fail to maintain, repair, renew and keep the Building in clean good and safe condition and in substantial repair in compliance with such requirements and directives as issued by JTC from the time to time falling which JTC shall be entitled to effect the necessary repair and/or cleaning and to recover such costs or repair and/or cleaning from the Management Corporation;

(19) permit to be done in or upon the Building anything which in the opinion of JTC may be or become a nuisance or annoyance or cause damage to JTC or the owners, licensees or occupiers of neighbouring premises;

(20) prevent or disallow access to JTC and every person authorised by JTC and his invitees to go, pass and repass on foot, over the walkway (including part of the walkway which falls within the common property of the Site) as may be necessary for the purpose of gaining access to and from the surrounding developments;

(21) fail to perform or observe all the obligations in respect of the Building and the Site which JTC may be liable to perform or observe by any directive or requirement of any relevant competent authority;

(22) do or omit or suffer or permit to be done any act or thing which would or might cause JTC to be in breach of the Head Lease issued or to be issued by the President of the Republic of Singapore for the Site or which if done omitted or suffered or permitted by the Purchaser would or might constitute a breach of the terms, covenants and conditions on the part of the Vendor to be observed or performed under the Building Agreement and/or the State Lease;

(23) and will not permit or allow or suffer the Management Corporation to neglect or fail to perform, observe, comply with or adhere to the requirements of the Defence Science & Technology Agency ("DSTA") from time to time in respect of:

(a) maximum height ranges;
(b) building lighting system;
(c) height limit of objects in the surface common at-grade vehicle parking lots; and
(d) building glazing control requirements,

and shall inter alia:

(i) ensure that the Building (including its structures and fixtures above the rooftop whether permanent or temporary such as TV antennas, water tanks, lift motor rooms, maintenance equipment, lightning conductors, etc) will not exceed the maximum allowable height ranges, and will not fail to undertake at his own cost and expense all necessary remedial actions and rectifications in the event that the maximum allowable height ranges are found to have breached;

INITIALS	
Landlord	Tenant

ANNEXURE D

INSURANCE GUARANTEE

SPECIMEN

Date :

To : **[Landlord]**

Dear Sirs,

OUR INSURANCE GUARANTEE NO. ________ FOR S$[ ]

1. IN CONSIDERATION OF ________________________ (the "Landlord") having agreed to lease to ________________________ (the "Tenant") the premises at [Block No.] [Street Name] [Unit No.] Singapore [Postal Code] in [Project/Building Name], for a term of ________ (_____) years commencing from ________________ and in consideration of the Landlord agreeing to allow the Tenant to furnish an insurance guarantee for the Security Deposit, we, (Name of Insurance Company) (the "Guarantor"), hereby irrevocably and unconditionally covenant to pay to the Landlord immediately upon first demand in writing, by the Landlord, any sum or sums so demanded not exceeding in aggregate the sum of Singapore Dollars ________________ (S$_________) and the Guarantor shall not be concerned as to whether there is any breach by the Tenant or any dispute between the Tenant and the Landlord in respect of any terms or conditions of the tenancy documents.

2. The Guarantor's liability hereunder shall not be discharged or otherwise affected by: -

   (a) any time or other indulgence or forbearance that may be granted by the Landlord to the Tenant whether as to payment time performance or otherwise or any arrangement made with the Tenant or any other person; or

   (b) any variation of the terms of the tenancy documents; or

   (c) the insolvency, bankruptcy or winding up (as the case may be) of the Tenant.

3. The Guarantor further agrees that its obligations herein are that of a primary obligor and in order to give full force and effect to the provisions of this Guarantee the Guarantor hereby waives all rights inconsistent with such provisions which rights the Guarantor might otherwise as surety be entitled to claim and enforce.

4. This Guarantee shall become effective from the date hereof and shall expire at 5 p.m. (Singapore time) on the date falling three (3) months after the expiry of the term of the Tenancy, **i.e.** ***[the IG Expiry Date (Tenancy Expiry Date + 3 months)]*** (the 'Expiry Date'). All claims shall be received by the Guarantor by the Expiry Date. Thereafter, this Guarantee is considered null and void even though it is not returned to us for cancellation.

5. It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

6. This Guarantee shall be binding on the Guarantor and its successors and shall enure to the benefit of the Landlord and its successors and assigns. The Guarantor may not assign its rights and obligations hereunder.

7. This Guarantee shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

Yours faithfully
For (Insurance Company issuing the Guarantee)

______________________ ______________________

Authorised Signatory Authorised Counter Signatory

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Landlord	Tenant
[signature]	[signature]

QBE Insurance (Singapore) Pte Ltd
Part of QBE Insurance Group. Unique Entity No. 198401363C
1 Wallich Street #35-01 Guoco Tower Singapore 078881
Tel +65 6224 6633 • Fax: +65 6533 3270
www.qbe.com/sg

QBE

To: GROW-TECH PROPERTIES PTE LTD
110 TUAS SOUTH AVENUE 3
THE INDEX
SINGAPORE 637369

INSURANCE GUARANTEE NO.:	**G0031607**
ACCOUNT NO.:	**05L00011**

1. IN CONSIDERATION OF **GROW-TECH PROPERTIES PTE LTD** (the "Landlord") having agreed to lease to **ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD** (the "Tenant") the premises at **110 TUAS SOUTH AVENUE 3 THE INDEX #03-17 SINGAPORE 637369**, for a term of **TWO (2)** years commencing From **1 FEBRUARY 2021** and in consideration of the Landlord agreeing to allow the Tenant to furnish an insurance guarantee for part of the Security Deposit, we, QBE INSURANCE (SINGAPORE) PTE LTD (the "Guarantor"), hereby irrevocably and unconditionally covenant to pay to the Landlord immediately upon first demand in writing, by the Landlord, any sum or sums so demand not exceeding in aggregate the sum of Singapore Dollars **EIGHTY ONE THOUSAND SEVEN HUNDRED EIGHTY NINE AND CENTS SIXTY ONLY (S$81,789.60)** and the Guarantor shall not be concerned as to whether there is any breach by the Tenant or any dispute between the Tenant and the Landlord in respect of any terms or conditions of the lease documents.

2. The Guarantor's liability hereunder shall not be discharged or otherwise affected by: -

   (a) any time or other indulgence or forbearance that may be granted by the Landlord to the Tenant whether as to payment time performance or otherwise or any arrangement made with the Tenant or any other person; or

   (b) any variation of the terms of the lease documents; or

   (c) the insolvency, bankruptcy or wining up (as the case may be) of the Tenant.

QBE INSURANCE (SINGAPORE) PTE LTD

QBE Insurance (Singapore) Pte Ltd
Part of QBE Insurance Group. Unique Entity No [illegible]
1 Wallich Street, #35-01, Guoco Tower Singapore 078881
Tel. +65 6224 6633 • Fax: +65 6533 3270
www.qbe.com/sg

QBE

INSURANCE GUARANTEE NO.: G0031607

3. The Guarantor further agrees that its obligations herein are that of a primary obligor and in order to give full force and effect to the provisions of this Guarantee the Guarantor hereby waives all rights inconsistent with such provisions which rights the Guarantor might otherwise as surety be entitled to claim and enforce.

4. This Guarantee shall become effective from the date hereof and shall expire at 5 p.m. (Singapore time) on the date **30 APRIL 2023** falling three (3) months after the expiry of the term of the Lease.

5. It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

6. This Guarantee shall be binding on the Guarantor and its successors and shall ensure to the benefit of the Landlord and its successors and assigns. The Guarantor may not assign its rights and obligations hereunder.

7. This Guarantee shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

QBE INSURANCE (SINGAPORE) PTE LTD

QBE Insurance (Singapore) Pte Ltd
Part of QBE Insurance Group Unique Entity No 198401366R
1 Wallich Street #35-01, Guoco Tower, Singapore 078881
Tel +65 6224 6633 • Fax +65 6533 3270
www.qbe.com/sg

QBE

INSURANCE GUARANTEE NO.: G0031607

Dated this **4th** day of **December 2020**

AS WITNESS our hand

Signed by:

....

Alicia Hong
Manager
Agency

in the presence of

....

Geraldine Lim
Assistant Manager
Agency

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	**073053-01LA4-1-730148820**
Stamp Certificate Issued Date	:	**26/11/2020**
Applicant's Reference	:	**11/1087/100000507**
Document Reference Number	:	**2020112600639 ver. 1.0**
Document Description	:	**Tenancy Agreement (Ad valorem)**
Date of Document	:	**25/11/2020**

Property	:	110 TUAS SOUTH AVENUE 3, #03-17, SINGAPORE 637369
Lessor/ Landlord	:	GROW-TECH PROPERTIES PTE LTD (UEN-LOCAL CO - 199507043Z)
Lessee/ Tenant	:	ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD (UEN-LOCAL CO - 199902448E)
Stamp Duty	:	S$ 2,617.00
Total Amount	:	**S$ 2,617.00**

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.